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Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ENANTA PHARMACEUTICALS, INC.

ARTICLE I

STOCKHOLDERS

1.1 Place of Meetings. All meetings of stockholders shall be held at such place as may be designated from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer or, if not so designated, at the principal office of the corporation.

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board or the Chief Executive Officer (which date shall not be a legal holiday in the place where the meeting is to be held).

1.3 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and may not be called by any other person or persons. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

1.5 Voting List. The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the

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meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7 Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws by the chairman of the meeting or by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

1.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by

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the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by law, the Certificate of Incorporation or these bylaws. When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

1.10 Nomination of Directors.

(a) Except for (1) any directors entitled to be elected by the holders of preferred stock, (2) any directors elected in accordance with Section 2.9 hereof by the Board of Directors to fill vacancies or newly-created directorships or (3) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election as directors. Nomination for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who (x) timely complies with the notice procedures in Section 1.10(b), (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting.

(b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation as follows: (1) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (2) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors, the Chairman of the Board or the Chief Executive Officer has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Board of Directors, the Chairman of the Board or the Chief Executive Officer, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

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Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder or extend any applicable deadlines hereunder with respect to any nomination.

(c) A stockholder’s notice to the Secretary pursuant to this Section 1.10 must include the following, as applicable:

(A) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a stockholder’s notice must set forth:

(1) the name and address of such stockholder, as they appear on the corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith;

(2) (i) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith;

(ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap

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or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith;

(iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the corporation;

(iv) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”);

(v) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the corporation;

(vi) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited

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partnership in which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(vii) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner of any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith;

(viii) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith; and

(ix) any direct or indirect interest of such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(3) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any; and

(4) any other information relating to such stockholder, such beneficial owner of any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(B) As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth:

(1) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection

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with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(2) ~~The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4)~~ a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among ~~(x) the~~such stockholder~~, the~~ and beneficial owner, if any, ~~on whose behalf the nomination is being made and the~~and their respective affiliates and associates ~~of~~, or others acting in concert ~~with, such stockholder and such beneficial owner~~therewith, on the one hand, and ~~(y)~~ each proposed nominee, and his or her respective affiliates and associates, or others acting in concert ~~with such nominee(s)~~therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to ~~Item~~Rule 404 ~~of~~promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such ~~Item~~rule and the ~~proposed~~ nominee were a director or executive officer of such registrant~~, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, (5) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the~~

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~~election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, and (7) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(1)(5) and (B)(1)(5) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the corporation’s publicly disclosed corporate governance guidelines. A stockholder shall not have complied with this Section 1.10(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.10.~~; and

(C) With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (A) and (B) above, also include a completed and signed questionnaire, representation and agreement required by Section 1.10(d) of these bylaws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(d) To be eligible to be a nominee of any stockholder for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.10) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual

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(A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, and (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law;

(B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(C) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation publicly disclosed from time to time.

~~(c)~~ (e) The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.10), and if the chairman should determine that a nomination was not made in accordance with the provisions of this Section 1.10, the chairman shall so declare to the meeting and such nomination shall not be brought before the meeting.

~~(d)~~ (f) Except as otherwise required by law, nothing in this Section 1.10 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

~~(e)~~ (g) Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the corporation. For purposes of this Section 1.10, to be considered a “qualified representative of the stockholder”, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

~~(f)~~ (h) For purposes of this Section 1.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or

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comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

1.11 Notice of Business at Annual Meetings.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 1.10 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Section 1.11(b), (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.

(b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the annual meeting~~,~~; and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the ~~name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business, (4) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and any other person or persons~~

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~~(including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, (6) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7~~information described in Section 1.10(c)(A) to the same extent it would be required if the proposal were to nominate a director pursuant to Section 1.10, (2) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (~~8~~3) a representation whether such stockholder and/or such beneficial owner intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(3) and (B)(1~~)(6~~) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.11; provided that any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is required to be included in the corporation’s proxy statement for an annual meeting of stockholders pursuant to those rules shall not be ~~deemed~~required to comply with the ~~notice requirements~~provisions of this Section 1.11. A stockholder shall not have complied with this Section 1.11(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.11.

(c) The chairman of any annual meeting shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 1.11), and if the chairman should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.11, the chairman shall so declare to the meeting and such business shall not be brought before the annual meeting.

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(d) Except as otherwise required by law, nothing in this Section 1.11 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.

(e) Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the corporation.

(f) For purposes of this Section 1.11, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.10.

1.12 Conduct of Meetings.

(a) Unless otherwise provided by the Board of Directors, meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence, by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence, by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence, by ~~a~~any Vice President, or in the absence of all of the foregoing persons, by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and except to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

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(d) In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

1.13 No Action by Consent in Lieu of a Meeting. Stockholders of the corporation may not take any action by written consent in lieu of a meeting.

ARTICLE II

DIRECTORS

2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2 Number, Election and Qualification. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the corporation shall be established by the Board of Directors. Election of directors need not be by written ballot. Directors need not be stockholders of the corporation.

2.3 Chairman of the Board; Vice Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these bylaws. If the Board of Directors appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors or the Chairman of the Board. Unless otherwise provided by the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders.

2.4 Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the

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total number of directors constituting the entire Board of Directors. The allocation of directors among classes shall be determined by resolution of the Board of Directors.

2.5 Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the corporation’s first annual meeting of stockholders held after the effectiveness of these bylaws; each director initially assigned to Class II shall serve for a term expiring at the corporation’s second annual meeting of stockholders held after the effectiveness of these bylaws; and each director initially assigned to Class III shall serve for a term expiring at the corporation’s third annual meeting of stockholders held after the effectiveness of these bylaws; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

2.6 Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board of Directors pursuant to Section 2.2 of these bylaws shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.7 Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Certificate of Incorporation.

2.8 Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the corporation may be removed only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66  2⁄3%) of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors.

2.9 Vacancies. Subject to the rights of holders of any series of Preferred Stock, vacancies or newly-created directorships on the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or to fill a position resulting from a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor or until such director’s earlier death, resignation or removal.

2.10 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

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2.11 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.12 Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

2.13 Notice of Special Meetings. Notice of the date, place and time of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or electronic transmission, or delivering written notice by hand, to such director’s last known business, home or electronic transmission address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.14 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.15 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.16 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of

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Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.17 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

3.1 Titles. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2 Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

3.5 Resignation and Removal. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed

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shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.

3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

3.7 President; Chief Executive Officer. Unless the Board of Directors has designated another person as the corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall have general charge and supervision of the business of the corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of the chief executive or that are delegated to such officer by the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.8 Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.9 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

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In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.10 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.11 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.12 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

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ARTICLE IV

CAPITAL STOCK

4.1 Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

4.2 Stock Certificates; Uncertificated Shares. The shares of the corporation may be held in certificated or uncertificated form. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number and class of shares held by such holder in the corporation. Each such certificate shall be signed in a manner that complies with Section 158 of the General Corporation Law of the State of Delaware.

Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of the General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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4.3 Transfers. Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these bylaws.

4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date on which the resolution fixing the record date is adopted, and such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.6 Regulations. The issue, transfer, conversion and registration of shares of stock of the corporation shall be governed by such other regulations as the Board of Directors may establish.

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ARTICLE V

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring any interests in shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this Article V.

ARTICLE V

GENERAL PROVISIONS

6.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of October of each year and end on the last day of September in each year.

6.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

6.3 Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether given before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.4 Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice of, vote, or appoint any person or persons to vote, on behalf of the corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other entity, the securities of which may be held by this corporation.

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6.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.6 Certificate of Incorporation. All references in these bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

6.7 Severability. Any determination that any provision of these bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these bylaws.

6.8 Pronouns. All pronouns used in these bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VI

AMENDMENTS

These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.